Cloud Light Optoelectronics Limited 雲暉光電有限公司 Consolidated financial statements for the year ended March 31, 2023 kpmg 1 Independent Auditor’s Report To the board of directors of Cloud Light Optoelectronics Limited: Report on the Audit of the Consolidated Financial Statements Qualified Opinion We have audited the consolidated financial statements of Cloud Light Optoelectronics Limited (the Company) and its subsidiaries (the Group), which comprise the consolidated statement of f inancial position as of March 31, 2023, and the related consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated cash flow statement for the year then ended, and the related notes to the consolidated financial statements. In our opinion, except for the omission of comparative financial information described in the Basis for Qualif ied Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2023, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). Basis for Qualified Opinion As discussed in note 2 to the consolidated financial statements, the consolidated financial statements do not include comparative financial information as required by IFRSs. We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualif ied audit opinion. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRSs as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise signif icant doubt about the Group’s ability to continue as a going concern for one year after the date that the consolidated financial statements are authorized to be issued.

kpmg 2 Independent Auditor’s Report (continued) Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise significant doubt about the Group’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit f indings, and certain internal control related matters that we identif ied during the audit. /s/ KPMG Hong Kong, China January 17, 2024

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 3 Consolidated statement of profit or loss and other comprehensive income for the year ended March 31, 2023 (Expressed in Hong Kong dollars) Note Revenue 6 $ 1,417,401,598 Cost of sales (1,094,377,582) Gross profit $ 323,024,016 Other income, net 7 46,949,544 Research and development expenses (150,839,324) Selling expenses (21,529,419) Administrative expenses (77,334,410) Finance costs 8(a) (1,035,035) Profit before taxation 8 $ 119,235,372 Income tax 9(a) (13,280,190) Profit for the year $ 105,955,182 Other comprehensive income for the year (after tax) Item that maybe subsequently reclassified to profit or loss: Exchange differences on translation of f inancial statements of subsidiaries (48,757,638) Total comprehensive income for the year $ 57,197,544 The accompanying notes form part of these financial statements.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 4 Consolidated statement of financial position at March 31, 2023 (Expressed in Hong Kong dollars) Note Assets Property, plant and equipment 10 $ 265,391,324 Deferred tax assets 16(b) 12,575,420 Non-current assets $ 277,966,744 ---------------------- Inventories 11 $ 243,244,277 Trade and other receivables 12 285,624,698 Tax recoverable 16(a) 1,010,379 Cash and bank balances 13(a) 546,505,365 Current assets $ 1,076,384,719 ---------------------- Total assets $ 1,354,351,463 Liabilities Trade and other payables 14 $ 158,386,949 Lease liabilities 17 6,653,328 Tax payable 16(a) 123,298 Current liabilities $ 165,163,575 ---------------------- Deferred tax liabilities 16(b) $ 5,390,511 Lease liabilities 17 14,146,613 Non-current liabilities $ 19,537,124 ---------------------- Total liabilities $ 184,700,699 ----------------------

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 5 Consolidated statement of financial position at March 31, 2023 (continued) (Expressed in Hong Kong dollars) Note Equity Share capital 18 $ 31,889,052 Reserves 775,695,452 Retained profits 362,066,260 Total equity $ 1,169,650,764 ---------------------- Total equity and liabilities $ 1,354,351,463 The accompanying notes form part of these financial statements.

Cloud Light Optoelectronics Limited
Financial statements for the year ended March 31, 2023

Consolidated statement of changes in equity for the year ended March 31, 2023

(Expressed in Hong Kong dollars)

	Note	Share capital	Share premium (Note 18(b)(i))	Merger reserve (Note 18(b) (ii))	Exchange reserve (Note 18(b) (iii))	Share option reserve	Retained profits	Total
Balance at April 1, 2022		$ 31,889,052	$ 909,376,118	$ (163,065,577)	$ 39,920,042	$ 27,417,765	$ 256,111,078	$ 1,101,648,478
Changes in equity for the year:								
Profit for the year		-	-	-	-	-	105,955,182	105,955,182
Other comprehensive income		-	-	-	(48,757,638)	-	-	(48,757,638)
Total comprehensive income		-	-	-	(48,757,638)	-	105,955,182	57,197,544
Equity-settled share option arrangement		-	-	-	-	10,804,742	-	10,804,742
Balance at March 31, 2023		$ 31,889,052	$ 909,376,118	$ (163,065,577)	$ (8,837,596)	$ 38,222,507	$ 362,066,260	$ 1,169,650,764

The accompanying notes form part of these financial statements.

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Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 7 Consolidated cash flow statement for the year ended March 31, 2023 (Expressed in Hong Kong dollars) Note Operating activities Profit before taxation $ 119,235,372 Adjustments for: Depreciation 8(c) 116,249,441 Rental concession 10 (547,650) Interest income 7 (8,340,189) Share option expenses 8(b) 10,804,742 Write-down of inventories 11(b) 21,010,279 Interest expenses 8(a) 938,370 Foreign exchange differences (20,002,598) $ 239,347,767 Changes in working capital: Decrease in inventories 59,129,088 Decrease in trade and other receivables 102,979,764 Decrease in trade and other payables (60,738,620) Cash generated from operations $ 340,717,999 Tax paid (18,162,471) Net cash generated from operating activities $ 322,555,528 ---------------------- Investing activities Payment for purchase of property, plant and equipment $ (101,461,577) Decrease in time deposit with more than three months of maturity at acquisition 69,632,144 Interest received 8,340,189 Net cash used in investing activities $ (23,489,244) ----------------------

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 8 Consolidated cash flow statement for the year ended March 31, 2023 (continued) (Expressed in Hong Kong dollars) Note Financing activities Capital element of lease rentals paid 13(b) $ (5,850,428) Interest element of lease rentals paid 13(b) (938,370) Net cash used in financing activities $ (6,788,798) ---------------------- Net increase in cash and cash equivalents $ 292,277,486 Cash and cash equivalents at April 1, 2022 241,545,736 Effect of exchange rate changes (874,849) Cash and cash equivalents at March 31, 2023 13(a) $ 532,948,373 The accompanying notes form part of these financial statements.

Cloud Light Optoelectronics Limited
Financial statements for the year ended March 31, 2023

Notes to the consolidated financial statements

(Expressed in Hong Kong dollars)

1 Reporting entity

Cloud Light Optoelectronics Limited (the "Company") was incorporated in the British Virgin Islands on June 2, 2020 as a company with limited liability. The Company is an investment holding company. The Company and its subsidiaries (together, the "Group") principally engage in research and development, manufacturing and selling of optical devices.

At March 31, 2023, the Company has direct and indirect interests in the following subsidiaries:

Name of company	*Place of establishment/ incorporation and business*	*Particulars of issued/paid up capital*	*Proportion of ownership interest held by the Company*	*Proportion of ownership interest held by a subsidiary*	*Principal activities*
Cloud Light Technology Limited	Hong Kong	228 million ordinary shares of $1 each 30 million ordinary shares of US$0.31 each	100%	-	Selling of optical devices and research and development
Dongguan Cloud Light Technology Limited	Mainland China	RMB349 million	-	100%	Manufacturing of optical devices and research and development
Taiwan Cloud Light Technology Limited	Taiwan	TWD0.5 million	100%	-	Research and development
Cloud Light Technology U.S.A., INC.	United States of America	US$10,000	-	100%	Inactive
Cloud Light Singapore Technology Pte. Ltd.	Singapore	100 ordinary shares of US$1 each	100%	-	Inactive
Cloud Light Technology Philippines INC.	Philippines	PHP11.8 million	100%	-	Inactive

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Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 10 2 Basis of preparation The accompanying consolidated financial statements as of and for the year ended March 31, 2023 have been prepared for purposes of a filing with the U.S. Securities and Exchange Commission in connection with the acquisition of the Group by Lumentum Holdings Inc., which was completed on November 7, 2023. The consolidated financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”), which collective term includes all applicable individual International Financial Reporting Standards, International Accounting Standards and Interpretations issued by the International Accounting Standards Board (“IASB”), except that they do not include comparative financial information for the year ended March 31, 2022. As the Group’s first consolidated financial statements prepared in accordance with IFRSs, IFRS 1 “First-time Adoption of International Financial Reporting Standards” has been applied. The date of transition to IFRSs was April 1, 2021. Significant accounting policies adopted by the Group are disclosed in note 4. The IASB has issued certain new and revised IFRSs that are first effective or available for early adoption for the current accounting period of the Group. None of these developments have had a material effect on how the Group’s results and financial position for the current or prior periods have been prepared or presented. The Group has not applied any new standard or interpretation that is not yet effective for the current accounting period (see note 3). The consolidated financial statements for the year ended March 31, 2023 comprise the Company and its subsidiaries. The measurement basis used in the preparation of the financial statements is the historical cost basis. The preparation of f inancial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods. Judgements made by management in the application of IFRSs that have significant effect on the financial statements and major sources of estimation uncertainty are discussed in note 5.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 11 3 Possible impact of amendments, new standards and interpretations issued but not yet effective for the year ended March 31, 2023 Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective for the year ended March 31, 2023 and which have not been adopted in these financial statements. These developments include the following which may be relevant to the Group. Effective for accounting periods beginning on or after Amendments to IAS 1, Presentation of financial statements and IFRS Practice Statement 2, Making materiality judgements: Disclosure of accounting policies January 1, 2023 Amendments to IAS 8, Accounting policies, changes in accounting estimates and errors: Definition of accounting estimates January 1, 2023 Amendments to IAS 12, Income Taxes: Deferred tax related to assets and liabilities arising from a single transaction January 1, 2023 Amendments to IAS 1, Presentation of financial statements: Classification of liabilities as current or non-current January 1, 2024 Amendments to IAS 1, Presentation of financial statements: Non-current liabilities with covenants January 1, 2024 Amendments to IFRS 16, Leases: Lease liability in a sale and leaseback January 1, 2024 The Group is in the process of making an assessment of what the impact of these developments is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a material impact on the consolidated financial statements. 4 Significant accounting policies (a) Subsidiaries Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Company has power, only substantive rights (held by the Company and other parties) are considered. An investment in a subsidiary is consolidated into the consolidated financial statements from the date that control commences until the date that control ceases. Intra-group balances, transactions and cash flows and any unrealized profits arising from intra-group transactions are eliminated in full in preparing the consolidated financial statements. Unrealized losses resulting from intra-group transactions are eliminated in the same way as unrealized gains but only to the extent that there is no evidence of impairment.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 12 4 Significant accounting policies (continued) Changes in the Group’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions, whereby adjustments are made to the amounts of controlling and non-controlling interests within consolidated equity to reflect the change in relative interests, but no adjustments are made to goodwill and no gain or loss is recognized. When the Group loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss being recognized in profit or loss. Any interest retained in that former subsidiary at the date when control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset or, when appropriate, the cost on initial recognition of an investment in an associate or joint venture. (b) Impairment of assets (i) Impairment of other non-current assets Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or an impairment loss previously recognized no longer exists or may have decreased: - property, plant and equipment, including right-of-use assets If any such indication exists, the asset’s recoverable amount is estimated. - Calculation of recoverable amount The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit). - Recognition of impairment losses An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated to reduce the carrying amount of the assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable). - Reversals of impairment losses An impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount. A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 13 4 Significant accounting policies (continued) (c) Property, plant and equipment Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives as follows: - Leasehold improvements shorter of the remaining term of the lease or 5 years - Plant and machinery 5 years - Research and development machinery 3 years - Computer 3 years - Office equipment 5 years - Right-of-use assets the remaining term of the lease Both the useful life of an asset and its residual value, if any, are reviewed annually. Gains or losses arising from the retirement or disposal of an item of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the item and are recognized in profit or loss on the date of retirement or disposal. (d) Leased assets At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identif ied asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identif ied asset and to obtain substantially all of the economic benefits from that use. As a lessee Where the contract contains lease component(s) and non-lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases. At the lease commencement date, the Group recognizes a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and lease of low-value assets. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalize the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalized are recognized as an expense on a systematic basis over the lease term.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 14 4 Significant accounting policies (continued) Where the lease is capitalized, the lease liability is initially recognized at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortized cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred. The right-of-use asset recognized when a lease is capitalized is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses. The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. The lease liability is also remeasured when there is a change in the scope of a lease or the consideration for a lease that is not originally provided for in the lease contract (“lease modification”) that is not accounted for as a separate lease. In this case the lease liability is remeasured based on the revised lease payments and lease term using a revised discount rate at the effective date of the modification. The only exceptions are rent concessions that occurred as a direct consequence of the COVID-19 pandemic and met the conditions set out in paragraph 46B of IFRS 16, Leases. In such cases, the group has taken advantage of the practical expedient not to assess whether the rent concessions are lease modifications, and recognized the change in consideration as negative variable lease payments in profit or loss in the period in which the event or condition that triggers the rent concessions occurred. In the consolidated statement of f inancial position, the Group presents right-of-use assets within the same line item as similar underlying assets and presents lease liabilities separately. (e) Inventories Inventories are assets which are held for sale in the ordinary course of business, in the process of production for such sale or in the form of materials or supplies to be consumed in the production process.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 15 4 Significant accounting policies (continued) Inventories are carried at the lower of cost and net realisable value. Cost is calculated using the weighted average cost formula and comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realisable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs. (f) Trade and other receivables A receivable is recognized when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost, using the effective interest method and including an allowance for credit losses as determined below: The loss allowance is measured at an amount equal to lifetime expected credit losses (“ECLs”), which are those losses that are expected to occur over the expected life of the trade and other receivables. The loss allowance is estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date. ECLs are remeasured at each reporting date with any changes recognized as an impairment gain or loss in profit or loss. The Group recognizes an impairment gain or loss with a corresponding adjustment to the carrying amount of trade and other receivables through a loss allowance account. The gross carrying amount of a trade and other receivable is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 16 4 Significant accounting policies (continued) (g) Cash and bank balances Cash and bank balances comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. (h) Trade and other payables and contract liabilities (i) Trade and other payables Trade and other payables are initially recognized at fair value and subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost. (ii) Contract liabilities A contract liability is recognized when the customer pays non-refundable consideration before the Group recognises the related revenue (see note 4(l)). A refund liability is also recognized for expected volume rebates payable to the customer in relation to sales made until the end of the reporting period. (i) Employee benefits Short term employee benefits and contributions to defined contribution retirement plans Salaries, annual bonuses, paid annual leave, contributions to defined contribution retirement plans and the cost of non-monetary benefits are accrued in the year in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values. (i) Share-based payments The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in a capital reserve within equity. The fair value is measured at grant date using the binomial lattice model or trinomial option pricing model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the options, the total estimated fair value of the options is spread over the vesting period, taking into account the probability that the options will vest. During the vesting period, the number of share options that is expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged / credited to the profit or loss for the year of the review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the capital reserve. On vesting date, the amount recognized as an expense is adjusted to reflect the actual number of options that vest (with a corresponding adjustment to the capital reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the Company’s shares.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 17 4 Significant accounting policies (continued) The equity amount is recognized in the capital reserve until either the option is exercised (when it is included in the amount recognized in share capital for the shares issued) or the option expires (when it is released directly to retained profits). (j) Income tax Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years. Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for f inancial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits. Apart from differences which arise on initial recognition of assets and liabilities, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Future taxable profits that may support the recognition of deferred tax assets arising from deductible temporary differences include those that will arise from the reversal of existing taxable temporary differences, provided those differences relate to the same taxation authority and the same taxable entity, and are expected to reverse either in the same period as the expected reversal of the deductible temporary difference or in periods into which a tax loss arising from the deferred tax asset can be carried back or forward. The same criteria are adopted when determining whether existing taxable temporary differences support the recognition of deferred tax assets arising from unused tax losses and credits, that is, those differences are taken into account if they relate to the same taxation authority and the same taxable entity, and are expected to reverse in a period, or periods, in which the tax loss or credit can be utilized. The amount of deferred tax recognized is measured based on the expected manner of realization or settlement of the carrying amount of the assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period. Deferred tax assets and liabilities are not discounted. The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profit will be available.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 18 4 Significant accounting policies (continued) Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets against deferred tax liabilities, if the Group has the legally enforceable right to set off current tax assets against current tax liabilities and the following additional conditions are met: - in the case of current tax assets and liabilities, the Group intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously; or - in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either: - the same taxable entity; or - different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend to realise the current tax assets and settle the current tax liabilities on a net basis or realise and settle simultaneously. (k) Provisions and contingent liabilities Provisions are recognized when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation. Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote. (l) Revenue and other income Income is classified by the Group as revenue when it arises from the sale of goods in the ordinary course of the Group’s business. Revenue is recognized when control over a good is transferred to the customer at the amount of promised consideration to which the Group is expected to be entitled, excluding those amounts collected on behalf of third parties. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 19 4 Significant accounting policies (continued) Further details of the Group’s revenue and other income recognition policies are as follows: (i) Sale of goods Revenue is recognized when the customer takes possession of and accepts the goods. If the goods are a partial fulf ilment of a contract covering other goods, then the amount of revenue recognized is an appropriate proportion of the total transaction price under the contract, allocated between all the goods promised under the contract on a relative stand-alone selling price basis. (ii) Interest income Interest income is recognized as it accrues under the effective interest method using the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the gross carrying amount of the financial asset. (iii) Government grants Government grants are recognized in the statement of f inancial position initially when there is reasonable assurance that they will be received and that the Group will comply with the conditions attaching to them. Grants that compensate the Group for expenses incurred are recognized as income in profit or loss on a systematic basis in the same periods in which the expenses are incurred. Grants that compensate the Group for the cost of an asset are included in non-current liabilities as deferred income and they are credited to profit or loss on a straight-line basis over the expected lives of the related assets. (iv) Engineering income Engineering income is recognized when the related services are rendered. (m) Translation of foreign currencies Foreign currency transactions during the year are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognized in profit or loss. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated using the foreign exchange rates ruling at the dates the fair value was measured. The results of operations with functional currency other than Hong Kong dollars are translated into Hong Kong dollars at the exchange rates approximating the foreign exchange rates ruling at the dates of the transactions. Statement of f inancial position items are translated into Hong Kong dollars at the closing foreign exchange rates at the end of the reporting period. The resulting exchange differences are recognized in other comprehensive income and accumulated separately in equity in the exchange reserve.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 20 4 Significant accounting policies (continued) On disposal of an operation with functional currency other than Hong Kong dollars, the cumulative amount of the exchange differences relating to that operation is reclassified from equity to profit or loss when the profit or loss on disposal is recognized. (n) Borrowing costs Borrowing costs are expensed in the period in which they are incurred. (o) Related parties (a) A person, or a close member of that person’s family, is related to the Group if that person: (i) has control or joint control over the Group; (ii) has significant influence over the Group; or (iii) is a member of the key management personnel of the Group or the Group’s parent. (b) An entity is related to the Group if any of the following conditions applies: (i) The entity and the Group are members of the same Group (which means that each parent, subsidiary and fellow subsidiary is related to the others). (ii) One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a Group of which the other entity is a member). (iii) Both entities are joint ventures of the same third party. (iv) One entity is a joint venture of a third entity and the other entity is an associate of the third entity. (v) The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group. (vi) The entity is controlled or jointly controlled by a person identif ied in (a). (vii) A person identif ied in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity). (viii) The entity, or any member of a Group of which it is a part, provides key management personnel services to the Group or to the Group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 21 5 Accounting judgements and estimates The key source of estimation uncertainty at the end of the reporting period is described below. Fair value of share options The fair value of share options that are not traded in an active market is determined by using valuation techniques. The Group uses its judgement to select from a variety of methods and make assumptions that are mainly based on market conditions existing at the end of the reporting period. 6 Revenue The principal activities of the Group are the research and development, manufacturing and selling of optical devices. Revenue represents the sales value of goods supplied to customers and is within the scope IFRS 15 as revenue from contracts with customers. Disaggregation of revenue Revenue from contracts with customers within the scope of IFRS 15 Disaggregated by geographical location United States $ 1,241,661,586 Hong Kong 175,692,641 Others 47,371 $ 1,417,401,598 The Group has applied the practical expedient of IFRS 15 to its revenue concerning the remaining performance obligations that the Group will be entitled to as the contracts for sales of optical devices had an original expected duration of one year or less. 7 Other income, net Government grants (note (i)) $ 20,456,460 Interest income 8,340,189 Engineering income 8,116,427 Foreign exchange gain 7,916,290 Others 2,120,178 $ 46,949,544

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 22 7 Other income, net (continued) (i) During the year ended March 31, 2023, the Group successfully applied for and received funding support from various government bodies in Hong Kong and Mainland China. Among which, it included (a) $1,232,000 from the Employment Support Scheme under the Anti-epidemic Fund set up by the Hong Kong Government to subsidize employee retention; (b) $10,000,000 from the HKSTP Elite Programme set up by the Hong Kong Science & Technology Parks Corporation to subsidize the Group’s research and development activities in Hong Kong; and $6,346,162 from Mainland China's government authorities to subsidize the Group’s production activities in Mainland China. 8 Profit before taxation Profit before taxation is arrived at after charging: (a) Finance costs Interest on lease liabilities (note 13(b)) $ 938,370 Banking facility fee 96,665 $ 1,035,035 (b) Staff costs Salaries, wages and other benefits $ 183,511,394 Contributions to defined contribution retirement plan 20,252,371 Share option expenses 10,804,742 $ 214,568,507 The staff cost charges of $120,842,239, $44,516,107, and $49,210,161 for the year are included in “cost of sales”,” research and development expenses”, and “administrative expenses” respectively in the consolidated statement of profit or loss. (c) Other items Depreciation - owned property, plant and equipment $ 109,906,096 - right-of-use assets 6,343,345 Auditors’ remuneration 1,204,416 Cost of inventories (note 11(b)) 1,137,631,793

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 23 9 Income tax in the consolidated statement of profit or loss and other comprehensive income (a) Taxation in the consolidated statement of profit or loss and other comprehensive income represents: Current tax - Hong Kong Profits Tax Provision for the year $ 12,562,857 Over-provision in prior years (880,010) 11,682,847 --------------------- Current tax - People’s Republic of China (“PRC”) Income Tax Provision for the year 1,284,607 --------------------- Deferred tax Origination and reversal of temporary differences (note 16(b)) 312,736 --------------------- $ 13,280,190 The provision for Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profits for the year. Cloud Light Technology Limited, the Hong Kong subsidiary of the Group, is a qualifying corporation under the two-tiered Profits Tax rate regime and the first $2 million of assessable profits are taxed at 8.25% and the remaining assessable profits are taxed at 16.5%. Enhanced tax deductions had also been taken into account for qualifying research and development expenses that fulf ils specific criteria set out in the Inland Revenue Ordinance. The first $2 million of the qualif ied research and development expenses will be subject to a tax deduction rate of 300% and the remaining qualif ied research and development expenses will be subject to a tax deduction rate of 200%.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 24 9 Income tax in the consolidated statement of profit or loss and other comprehensive income (continued) In accordance with the relevant tax rules and regulations in Mainland China, Dongguan Cloud Light Technology Limited, a subsidiary in PRC, was qualif ied as a “High and New Technology Enterprise” in December 2020. Hence, it enjoys a preferential tax rate of 15% for the year ended March 31, 2023. Enhanced tax deductions had also been taken into account for qualifying research and development expenses that met the requirements set out in Cai Shui [2015] No.119. Taxation for subsidiaries outside Hong Kong and Mainland China is charged at the appropriate current rates of taxation ruling in the relevant jurisdiction. (b) Reconciliation between tax expense and accounting profit at applicable tax rates: Profit before taxation $ 119,235,372 Notional tax on profit before taxation, calculated at the applicable tax rates $ 20,149,777 Tax effect on non-taxable income (1,597,070) Tax effect on non-deductible expense 7,383,286 Tax effect on special tax deduction (12,046,806) Over-provision in prior years (880,010) Others 271,013 Actual tax expense $ 13,280,190

Cloud Light Optoelectronics Limited
Financial statements for the year ended March 31, 2023

10 Property, plant and equipment

	Leasehold improvements	Plant and machinery	Research and development machinery	Computer	Office equipment	Right-of-use assets	Total
Cost:							
At April 1, 2022	$ 12,092,498	$ 379,905,375	$ 96,644,167	$ 11,429,153	$ 3,089,772	$ 44,859,416	$ 548,020,381
Additions	1,848,893	65,282,046	30,491,402	3,047,533	791,703	271,830	101,733,407
Reclassification	-	(22,023)	-	22,023	-	-	-
Exchange adjustments	(485,760)	(26,212,481)	(2,379,710)	(364,647)	(235,266)	(2,356,171)	(32,034,035)
At March 31, 2023	$ 13,455,631	$ 418,952,917	$ 124,755,859	$ 14,134,062	$ 3,646,209	$ 42,775,075	$ 617,719,753
Accumulated depreciation:							
At April 1, 2022	$ (4,819,649)	$ (163,961,752)	$ (53,687,383)	$ (7,450,001)	$ (1,544,151)	$ (18,252,224)	$ (249,715,160)
Charge for the year	(2,737,667)	(75,802,987)	(26,678,563)	(3,983,247)	(703,632)	(6,343,345)	(116,249,441)
Reclassification	-	16,884	-	(16,884)	-	-	-
Exchange adjustments	147,065	11,390,185	711,091	188,489	118,341	1,081,001	13,636,172
At March 31, 2023	$ (7,410,251)	$ (228,357,670)	$ (79,654,855)	$ (11,261,643)	$ (2,129,442)	$ (23,514,568)	$ (352,328,429)
Net book value:							
At March 31, 2023	$ 6,045,380	$ 190,595,247	$ 45,101,004	$ 2,872,419	$ 1,516,767	$ 19,260,507	$ 265,391,324

25

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 26 10 Property, plant and equipment (continued) Right-of-use assets The analysis of the net book value of right-of-use assets by class of underlying asset is as follows: Note Factory carried at depreciated cost (i) $ 12,206,145 Other properties leased for own use, carried at depreciated cost (ii) 7,054,362 $ 19,260,507 The analysis of expense items in relation to leases recognized in profit or loss is as follows: Depreciation charge of right-of-use assets by class of underlying asset: Factory $ 3,758,901 Other properties leased for own use 2,584,444 $ 6,343,345 Interest on lease liabilities (note 8(a)) $ 938,370 Expense relating to short-term leases 2,713,018 COVID-19-related rent concessions received (547,650) During the year, additions to right-of-use assets were $271,830. Details of total cash outflow for leases and the maturity analysis of lease liabilities are set out in notes 13(c) and 17 respectively. (i) Factory The Group leases production plant under leases expiring from 4 to 5 years. There are no options to renew or purchase the properties in the lease. None of the leases includes variable lease payments. (ii) Other properties leased for own use The Group has obtained the right to use other properties as its offices and residential properties through tenancy agreements. The leases typically run for an initial period of 4 to 6 years. There are no options to renew or purchase the properties in the lease. None of the leases includes variable lease payments.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 27 11 Inventories (a) Inventories in the consolidated statement of financial position comprise: Raw materials $ 162,486,704 Work in progress 71,170,860 Finished goods 9,586,713 $ 243,244,277 (b) The analysis of the amount of inventories recognized as an expense and included in consolidated statement of profit or loss and other comprehensive income is as follows: Carrying amount of inventories sold $ 1,077,988,253 Carrying amount of inventories consumed for research and development 38,633,261 Write-down of inventories 21,010,279 $ 1,137,631,793 All of the inventories are expected to be recovered within one year. 12 Trade and other receivables Trade debtors - Due from third parties $ 76,205,224 - Due from related parties 141,713,301 Other debtors, deposits and prepayments 67,706,173 $ 285,624,698 All of the trade and other receivables are expected to be recovered or recognized as expense within one year. Trade debtors are due within 30 to 90 days from the date of billing. Further details on the Group’s credit policy are set out in note 20(a).

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 28 13 Cash and bank balances (a) Cash and bank balances comprise: Deposits with banks and other financial institutions $ 472,002,898 Cash at bank and on hand 74,502,467 Cash and bank balances in the consolidated statement of f inancial position $ 546,505,365 Less: Deposits with a bank over three months of maturity at acquisition (13,556,992) Cash and cash equivalents in the consolidated cash flow statement $ 532,948,373 (b) Reconciliation of liabilities arising from financing activities: The table below details changes in the Group’s liabilities from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are liabilities for which cash flows were, or future cash flows will be, classified in the consolidated cash flow statement as cash flows from financing activities. Lease liabilities (Note 17) At April 1, 2022 $ 28,218,571 --------------------- Changes from financing cash flows: Capital element of lease rentals paid $ (5,850,428) Interest element of lease rentals paid (938,370) Total changes from financing cash flows $ (6,788,798) --------------------- Exchange adjustments $ (1,292,382) --------------------- Other changes: Increase in lease liabilities from entering into new leases during the year $ 271,830 Rental concession (547,650) Interest expenses 938,370 Total other changes $ 662,550 --------------------- At March 31, 2023 $ 20,799,941

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 29 13 Cash and bank balances (continued) (c) Total cash outflow for leases Amounts included in the consolidated cash flow statement for leases comprise the following: Within operating cash flows $ 2,713,018 Within financing cash flows 6,788,798 $ 9,501,816 14 Trade and other payables Trade creditors - Due to third parties $ 96,873,610 Other payables and accruals 61,513,339 $ 158,386,949 All of the trade and other payables are expected to be settled within one year. The carrying amounts of trade and other payables are considered to be the same as fair values. 15 Employee retirement benefits Defined contribution retirement plan The Group operates a mandatory provident fund scheme (“MPF Scheme”) for the eligible employees in Hong Kong. The MPF Scheme is a defined contribution scheme, the assets of which are held in separate trustee-administered funds. The Group’s contributions to MPF Scheme are expensed as incurred. The employees of the Group’s subsidiaries which operate in PRC and overseas are required to participate in staff retirement scheme managed by local government authorities in accordance with the relevant rules and regulations. These subsidiaries are required to contribute a certain percentage of their payroll costs to the schemes. The contributions are charged to the consolidated income statement as and when incurred. The Group has no legal or constructive obligations to pay further contributions.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 30 16 Income tax in the consolidated statement of financial position (a) Current taxation in the consolidated statement of financial position represents: Provision for HK Profits Tax for the year $ 12,562,857 Provision for PRC Income Tax for the year 1,284,607 Provisional profits tax paid for the year (14,734,545) $ (887,081) Tax recoverable $ (1,010,379) Tax payable 123,298 $ (887,081) (b) Deferred taxation: Deferred tax liabilities/(assets) recognized in the consolidated statement of f inancial position: Deferred tax liabilities $ 5,390,511 Deferred tax assets (12,575,420) Net deferred tax assets $ (7,184,909) The components of net deferred tax liabilities/(assets) recognized in the consolidated statement of f inancial position and the movements during the year are as follows: Depreciation in excess of the related depreciation allowances Tax losses Total Deferred tax arising from: At April 1, 2022 $ (5,772,228) $ (1,725,417) $ (7,497,645) (Credited)/charged to profit or loss (note 9(a)) (420,341) 733,077 312,736 At March 31, 2023 $ (6,192,569) $ (992,340) $ (7,184,909)

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 31 17 Lease liabilities At March 31, 2023, the lease liabilities were repayable as follows: Within 1 year $ 6,653,328 ---------------------- After 1 year but within 2 years $ 6,923,602 After 2 years but within 5 years 7,223,011 $ 14,146,613 ---------------------- $ 20,799,941 18 Capital and reserves (a) Share capital No. of shares Amount Ordinary shares, issued and fully paid: At April 1, 2022 and March 31, 2023 326,081,000 $ 25,433,278 Preference shares, issued and fully paid: At April 1, 2022 and March 31, 2023 83,300,314 $ 6,455,774 (b) Nature and purpose of reserve (i) Share premium Share premium represents the difference between the consideration and the par value of the issued and paid up shares of the Company. (ii) Merger reserve In December 2020, the Group underwent a reorganization and the Company acquired the entire share capital of Cloud Light Technology Limited satisfied by the issuance and allotment of 323,994,722 shares of the Company. The aggregate amount of the then paid-in capital, capital premium and other capital reserves of all entities comprising the Group upon completion of the reorganization, after elimination of investments in subsidiaries, were recorded as merger reserve.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 32 18 Capital and reserves (continued) (iii) Exchange reserve The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of operations with functional currency other than Hong Kong dollars. (c) Capital management The Group’s primary objectives when managing capital are to safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders, by pricing goods commensurately with the level of risk and by securing access to finance at a reasonable cost. The Group defines “capital” as including all components of equity, less unaccrued proposed dividends. The Group’s capital structure is regularly reviewed and managed with due regard to the capital management practices of the Group. Adjustments are made to the capital structure in light of changes in economic conditions affecting the Group, to the extent that these do not conflict with the directors’ f iduciary duties towards the Group. The Group is not subject to externally imposed capital requirements. 19 Share option schemes Cloud Light Technology Limited, a subsidiary of the Group and the Company each established a share option plan for the purpose of attracting and retaining the best available personnel, providing additional inventive to employees, directors, consultants and advisers of the Group and promoting the success of the business of the Group (collectively the “SOP”). The share options granted shall vest in four equal portions and are subject to service conditions and non-market performance conditions including (i) the length of employment of the grantee in the Group; (ii) the fulf ilment of the performance target of the Group as assessed annually with reference to the net profit of the Group in the relevant financial year; and (iii) the fulf ilment of individual performance target as assessed annually in the relevant financial year. The share options are exercisable for a period not to exceed 10 years from the date of offer and are only exercisable in limited circumstances pursuant to the terms of the SOP. The offer of a grant of share options of the SOP may be accepted within 28 days from the date of offer, upon payment of a nominal consideration of $1 in total by the grantee. Each option is settled gross in shares.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 33 19 Share option schemes (continued) (i) The terms and conditions of the unexpired and unexercised share options at the end of the reporting period are as follows, whereby all options are settled by physical delivery of shares: Date of grant Contractual life of options (years) Exercise price Remaining contractual life Number of options July 15, 2022 10 $3.72 9.3 2,786,400 July 15, 2021 10 $3.72 8.3 7,581,600 July 15, 2020 10 $2.44 7.3 1,360,800 July 24, 2019 10 $2.44 6.3 19,707,300 July 17, 2019 10 $2.44 6.3 1,004,400 32,440,500 (ii) The number and weighted average exercise prices of share options are as follows: Movements in the number of share options outstanding and their related weighted average exercise prices are as follows: Weighted average exercise price Number of options $ per share At beginning of the year 2.53 30,626,100 Granted during the year 3.72 2,786,400 Forfeited during the year 2.44 (972,000)   At the end of the year 2.63 32,440,500 The options outstanding at March 31, 2023 had a weighted average remaining contractual life of 7.5 years. (iii) Fair value of share options and assumptions The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value of the share options granted is measured based on a binomial lattice model or a trinomial option pricing model. The contractual life of the share option is used as an input into this model. Service and non-market performance conditions attached to the arrangements were not taken into account in measuring fair value.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 34 19 Share option schemes (continued) Fair values of share options and assumptions: Date of grant July 15, 2022 July 15, 2021 July 15, 2020 July 24, 2019 July 17, 2019 Fair value at measurement date 1.12-1.29 1.70 - 2.23 1.89 1.19 - 1.40 1.22 - 1.37 Share price 2.23 3.47 3.28 2.53 2.53 Exercise price 3.72 3.72 2.44 2.44 2.44 Expected volatility 52% 52% 45.15% 47.91% 47.91% Expected option life (year) 10 10 10 10 10 Expected dividends 0% 0% 0% 0% 0% Risk-free interest rate 2.98% 1.18% 0.49% 1.50% 1.50% The expected life of the options is based on terms set out in the SOP and may not necessarily indicate the exercise patterns that could occur. The expected volatility is estimated with reference to 10 year daily historical stock price of the comparable companies and assumes that historical volatility is indicative of future trends, which may not necessarily reflect the actual outcome. Expected dividends are based on historical dividends. No other features of the options granted were considered in the measurement of fair value. 20 Financial risk management and fair values of financial instruments Exposure to credit, liquidity, interest rate and currency risks arises in the normal course of the Group’s business. The Group’s exposure to these risks and the financial risk management policies and practices used by the Group to manage these risks are described below. (a) Credit risk Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. The Group’s credit risk is primarily attributable to trade and other receivables. The Group’s exposure to credit risk arising from cash and bank balances is limited because the counterparties are banks with good credit ratings, for which the Group considers to have low credit risk. The Group does not provide any other guarantees which would expose the Group to credit risk. Trade and other receivables The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. At the end of the reporting period, the Group has a concentration of credit risk as 54% of total trade debtors was due from the Group’s largest customer. Trade and other receivables include amounts of $141,713,301 due from related parties, with sales to these related parties totaling $1,109,359,370.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 35 20 Financial risk management and fair values of financial instruments (continued) Individual credit evaluations are performed on all customers requiring credit over a certain amount. These take into account the customer’s past payment history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. Trade receivables are due within 30 to 90 days from the billing date. Normally, the Group does not obtain collateral from customers. The Group measures loss allowances for trade and other receivables at an amount equal to lifetime ECLs, which is calculated using a provision matrix. As the Group’s historical credit loss experience does not indicate significantly different loss patterns for different customer segments, the loss allowance based on past due status is not further distinguished between the Group’s different customer bases. Due to the good repayment history of the customers with no other significant specific factors such as economic environment and country risk that would adversely affect the credit evaluation, the Group assessed that the expected credit loss is insignificant as at March 31, 2023. (b) Liquidity risk The Group’s policy is to regularly monitor its liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term. The following table shows the remaining contractual maturities at the end of the reporting period of the Group’s financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if f loating, based on rates current at the end of the reporting period) and the earliest date the Group can be required to pay: Contractual undiscounted cash outf low Within 1 year or on demand More than 1 year but less than 2 years More than 2 years but less than 5 years Total Carrying amount Trade and other payables $ 158,386,949 $ - $ - $ 158,386,949 $ 158,386,949 Lease liabilities 7,333,047 7,333,047 7,361,825 22,027,919 20,799,941 Total $ 165,719,996 $ 7,333,047 $ 7,361,825 $ 180,414,868 $ 179,186,890

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 36 20 Financial risk management and fair values of financial instruments (continued) (c) Interest rate risk The Group’s interest rate risk arises primarily from cash and bank balances. The Group considers that its exposure to interest rate risk is minimal. (d) Currency risk The Group is exposed to currency risk primarily through sales and purchases giving rise to receivables, payables and cash balances that are denominated in a foreign currency, i.e. a currency other than the functional currency of the operations to which the transactions relate. The currencies giving rise to this risk are primarily United States Dollars (“USD”), Japanese Yen (“JPY”), Swiss Franc (“CHF”) and Euro (“EUR"). In respect of balances denominated in USD, JPY, CHF and EUR, the Group currently has no particular hedging vehicles to hedge its exposure to foreign exchange risk. It is the Group’s policy to monitor foreign exchange exposure and to make use of appropriate hedging measures when required. (i) Exposure to currency risk The following table details the Group’s exposure at the end of the reporting period to currency risk arising from recognized assets or liabilities denominated in a currency other than the functional currency of the entity to which they relate. For presentation purposes, the amounts of the exposure are expressed in Hong Kong dollars, translated using the spot rate at the end of the reporting period. USD JPY CHF EUR Trade and other receivables $221,835,774 $ - $ - $ - Cash and bank balances 520,053,716 625,175 344,903 - Trade and other payables (54,053,319) (118,325) - (6,338,201) Net exposure to currency risk $687,836,171 $ 506,850 $ 344,903 $ (6,338,201)

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 37 20 Financial risk management and fair values of financial instruments (continued) (ii) Sensitivity analysis The following table indicates the instantaneous change on the Group’s profit after taxation and retained profits that would arise if foreign exchange rates to which the Group has significant exposure at the end of the reporting period had changed at that date, assuming all other risk variables remained constant. In this respect, it is assumed that the pegged rate between the Hong Kong dollar and the USD would be materially unaffected by any changes in movement in value of the USD against other currencies. Increase/ (decrease) in foreign exchange rate Effect on profit after taxation and retained profits USD 10% $ 1,384,424 (10)% (1,384,424) JPY 10% $ 43,322 (10)% (43,322) CHF 10% $ 28,799 (10)% (28,799) EUR 10% $ (529,240) (10)% 529,240 The sensitivity analysis assumes that the change in foreign exchange rates had been applied to re-measure those financial instruments which expose the Group to foreign currency risk at the end of the reporting period. (e) Fair value measurement All f inancial instruments are carried at amounts not materially different from their fair values as at March 31, 2023.

Cloud Light Optoelectronics Limited Financial statements for the year ended March 31, 2023 38 21 Material related party transactions (a) Transactions with key management personnel Remuneration for key management personnel of the Group is as follows: Directors’ fees $ - Salaries, allowances and benefits in kind 2,926,799 Discretionary bonuses 1,943,624 Retirement scheme contributions 36,000 Share option expenses 2,718,741 $ 7,625,164 (b) Transactions with other related parties In addition to the transactions and balances disclosed elsewhere in these financial statements, the Group entered into the following material related party transactions: Sales to a shareholder $ 1,109,359,370 The Group sells optical products to a shareholder on an arm’s length basis and on normal commercial terms. 22 Events after the reporting period On October 29, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, among others, Lumentum Holdings Inc. (“Lumentum”). Pursuant to the terms of the Merger Agreement, Lumentum will acquire the Company by way of merger with its subsidiary, with the Company surviving the merger as a direct or indirect wholly-owned subsidiary of Lumentum, for a consideration of US$750,000,000, subject to customary adjustments for working capital. The acquisition was completed on November 7, 2023.